EXHIBIT 15
August 3, 2016
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated August 3, 2016 on our review of interim financial information of Sonoco Products Company for the three and six-month periods ended July 3, 2016 and June 28, 2015 and included in the Company’s quarterly report on Form 10-Q for the quarter ended July 3, 2016 is incorporated by reference in its Registration Statements on Forms S-8 (File No. 333-206669; File No. 333-206671; File No. 333-206672; File No. 333-206673; File No. 333-206674; and File No. 333-206675).
Very truly yours,
/s/ PricewaterhouseCoopers LLP